                                                                     EXHIBIT 4.9

                             SUBSCRIPTION AGREEMENT

TO:   OFFSHORE SYSTEMS INTERNATIONAL LTD. (THE "COMPANY" OR THE "ISSUER")

The undersigned (the "Subscriber") hereby irrevocably subscribes for and agrees to purchase _____________ units (the "Units") of the Issuer, and will pay in cash on subscription Cdn$_______________ (the "Subscription Proceeds"), representing Cdn$1,000.00 per Unit, upon and subject to the terms and conditions set forth in this Subscription Agreement. Each Unit consists of (i) 20 Class B Series 2 Preference Shares (each a "Preferred Share"), each convertible into the number of common shares (the "Common Shares") of the Issuer that is determined by dividing the issue price of Cdn$50 per Preferred Share by Cdn$0.85 (with each Preferred Share being convertible into approximately 58.82 Common Shares), and
(ii) 588 Common Share purchase warrants (each a "Warrant"). Each Warrant entitles the holder to purchase one Common Share (each a "Warrant Share") at Cdn$0.85 per Warrant Share for five years from the Closing Date. The terms of the Offering, the Preferred Shares and the Warrants are more particularly described in Schedule "A" attached to and forming part of this Subscription Agreement. The Warrants will be governed by the terms and conditions set out in the certificate representing the Warrants which will be delivered to the Subscriber upon Closing, subject to the terms and conditions of this Subscription Agreement.

_____________________________________
(Name of Subscriber - please print)

By:  _____________________________________
     Authorized Signature

_____________________________________________
(Official Capacity or Title - please print)

________________________________________________________________________________
(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

_____________________________________
(Subscriber's Address)

_____________________________________
(Telephone Number)

_____________________________________
(Email Address)

REGISTER THE SECURITIES AS SET FORTH BELOW:

_____________________________________
(Name)

_____________________________________
(Account Reference, if applicable)

_____________________________________
(Address)

DELIVER THE SECURITIES AS SET FORTH BELOW:

_____________________________________
(Name)

_____________________________________
(Account Reference, if applicable)

_____________________________________
(Address)

_____________________________________
(Telephone Number)

ACCEPTANCE: The Issuer hereby accepts the above subscription on the terms and conditions contained in this Subscription Agreement.

                                        OFFSHORE SYSTEMS INTERNATIONAL LTD.

Dated:  _____________________, 2005.    By: _______________________________
                                            Authorized Signatory

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                                      - 2 -

INSTRUCTIONS TO COMPLETE THIS SUBSCRIPTION FOR THE UNITS OF OFFSHORE SYSTEMS INTERNATIONAL LTD.

1. Enter number of Units purchased, name, address and signature on cover page.

2. Complete registration or delivery instructions (if different from name and address of Subscriber) on cover page.

3. If you are a resident or a citizen of the United States, complete the Certificate of U.S. Person attached as Schedule "B" hereto.

4. Read and complete Schedule "D" (unless you are a resident or a citizen of the United States).

5. If you are subscribing as an "accredited investor", read and complete Annex I to Schedule D if you live in or are otherwise subject to the securities laws of Ontario, and Annex II to Schedule D if you live in or are otherwise subject to the securities laws of British Columbia, Alberta, Saskatchewan, Manitoba, Newfoundland and Labrador, Nova Scotia or Prince Edward Island.

6. If you are a resident of or otherwise subject to the securities laws of Saskatchewan and are not an "accredited investor", read and complete and duly execute the Risk Acknowledgement Form attached as Annex III to Schedule D.

                             WARNING TO SUBSCRIBERS

IN MAKING AN INVESTMENT DECISION SUBSCRIBERS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATIONS TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. SUBSCRIBERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD.

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                                      - 3 -

1.          DEFINITIONS

      (a)   "AGENT" means C. E. Unterberg, Towbin, LLC;

      (b) "APPLICABLE SECURITIES LAWS" means the securities legislation having application and the rules, policies, notices and orders issued by applicable securities regulatory authorities, including the TSX, having application to this Offering and the Issuer;

      (c) "BROKER WARRANTS" means the Common Share purchase warrants to be issued by the Issuer to E.B. Coxe and the Agent, subject to the receipt of Shareholder Approval, and in accordance with Section 11 hereof; each Broker Warrant entitles the holder to purchase one Common Share at the exercise price of Cdn$0.85 for a period of five years from the date of issuance and the Broker Warrants will be governed by the terms and conditions set out in the certificates representing the Brokers Warrants;

      (d) "CLOSING" means the completion of the issue and sale by the Issuer and the purchase by the Subscriber of the Units pursuant to this Subscription Agreement;

      (e) "CLOSING DATE" means the day on which the Closing will occur, which is expected to occur on or about April 9, 2005;

      (f) "COMMON SHARE" means a common share without par value in the capital of the Issuer;

      (g)   "CURRENT AIF" has the meaning set forth in Section 7.1(d);

      (h) "ESCROW DATE" means the date on which this Subscription Agreement and the Subscription Proceeds are delivered to and placed into escrow with the Escrow Agent;

      (i) "ESCROW AGENT" means McCarthy Tetrault LLP, appointed pursuant to an escrow agreement to be entered into between the Issuer and the Escrow Agent;

      (j) "MATERIAL" means material in relation to the Issuer and its subsidiaries considered on a consolidated basis;

      (g) "MATERIAL CHANGE" has the meaning set out in the Securities Act (British Columbia);

      (h) "MATERIAL FACT" means any fact that significantly affects, or could reasonably be expected to significantly affect, the market price or value of the Issuer's securities;

      (i) "OFFERING" means the sale by the Issuer of up to 19,500 Units of the Issuer on the terms set forth in this Subscription Agreement and similar subscription agreements with other subscribers;

      (j) "PREFERRED SHARE" means a Class B Series 2 Preference Share in the capital of the Issuer having the rights and restrictions set forth in Schedule "C" attached hereto;

      (k) "PUBLIC RECORD" means information which has been publicly filed at www.sedar.com or www.sec.gov/edgar/searchedgar/webusers.htm by the Issuer under Applicable Securities Laws, including, without limitation, the Current AIF;

      (l)   "REGULATION D" means Regulation D under the U.S. Securities Act;

      (m)   "REGULATION S" means Regulation S under the U.S. Securities Act;

      (n)   "SCHEDULES" means the schedules attached hereto, namely:

            (i)   A - Term Sheet;

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                                     - 4 -

            (ii)  B - Certificate of U.S. Person;

            (iii) C - Class B Series 2 Preference Shares Special Rights and
                      Restrictions; and

            (iv)  D - Subscriber Qualifications, Representations, Warranties and
                      Covenants

      (k) "SECURITIES" means, collectively, the Units, Preferred Shares, Common Shares, Warrants and Warrant Shares;

      (l) "SHAREHOLDER APPROVAL" means the requisite approval of the shareholders of the Company, in accordance with applicable corporate and securities laws, of certain matters in connection with the Offering including, without limitation, the approval of the issuance of the Warrants with an exercise price of Cdn$0.85 per Warrant Share;

      (m) "SUBSCRIBER" means the person or persons named as Subscriber on the cover page of this Subscription Agreement and, if more than one person is so named, means all of them jointly and severally;

      (q) "SUBSCRIPTION AGREEMENT" means this subscription agreement between the Subscriber and the Issuer, including all Schedules attached hereto, as they may be amended or supplemented from time to time;

      (r)   "TSX" means The Toronto Stock Exchange;

      (s) "UNITED STATES" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia;

      (t) "UNIT" means 20 Preferred Shares and 588 Warrants sold together hereunder;

      (u) "U.S. ACCREDITED INVESTOR" means a U.S. Person who is an "accredited investor" as defined in Rule 501(a) of Regulation D (see Schedule "B");

      (v) "U.S. PERSON" means a "U.S. person" as that term is defined in Regulation S;

      (w) "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

      (x) "WARRANTS" means the Common Share purchase warrants to be issued by the Issuer, subject to the terms and conditions of this Subscription Agreement; 588 Warrants are included as part of each Unit under the Offering, and each whole Warrant is exercisable to acquire one Warrant Share for a five year period after the Closing Date at a price of Cdn$0.85; and

      (y) "WARRANT SHARE" means a Common Share to be issued upon the exercise of a Warrant.

Unless otherwise indicated herein, all dollar amounts referred to in this Subscription Agreement, including the symbol "$", refer to Canadian currency.

2.          PROSPECTUS EXEMPT SUBSCRIPTION COMMITMENT

2.1 The Subscriber hereby subscribes for and agrees to purchase from the Issuer, subject to the terms and conditions set forth herein, that number of Units of the Issuer set out on the cover page of this Subscription Agreement at a price of Cdn $1,000.01 per Unit (which includes the consideration for the Warrants as contemplated by section 2.2). Subject to the terms hereof, this Subscription Agreement will be deemed to have been made and be effective only upon its acceptance by the Issuer.

2.2 Cdn $1,000 per Unit, paid in cash on subscription, will be allocated to the purchase price of the Preferred Shares. The Subscriber will pay additional consideration of Cdn $0.01 per Unit for the Warrants, which consideration will be paid by the Subscriber on the date of issue by way of offset

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                                      - 5-

            against the interest on the Subscription Proceeds payable to the Subscriber on the Closing Date pursuant to section 4.3(d) hereof.

3.          ESCROW

3.1 The Subscriber will deliver to the Escrow Agent (a) this duly completed and executed Subscription Agreement including the duly completed Schedules; and (b) a certified cheque or bank draft payable to "McCarthy Tetrault LLP in trust" for the Subscription Proceeds or payment of the same amount in such other manner as is acceptable to the Issuer, and each of the foregoing will be placed in escrow on the Escrow Date with the Escrow Agent.

3.2 If the Issuer accepts the Subscription Agreement delivered by the Subscriber, it will communicate its acceptance of same in writing to the Agent, or if the Subscriber is SDS Capital Group Inc., to SDS Capital Group Inc. on or before the Escrow Date.

4.          CLOSING

4.1 The sale of the Units will be completed at the offices of McCarthy Tetrault LLP, the Issuer's counsel, in Vancouver, British Columbia at 10:00 a.m. (Vancouver time) on the Closing Date.

4.2 Closing is subject to TSX approval of the Offering and the receipt of Shareholder Approval. It is expected that Shareholder Approval will be sought at the Issuer's next annual general meeting of shareholders on or about April 8, 2005.

4.3 If Shareholder Approval is obtained, the Closing shall occur and on the Closing Date: (a) the Subscription Proceeds will be released by the Escrow Agent to the Issuer; (b) the Issuer will deliver to the Subscriber (to the address set forth on page 1 of this Agreement) certificates representing the Preferred Shares and the Warrants, registered as instructed by the Subscriber on page 1 of this Agreement); (c) the Issuer will deliver to the Subscriber such other documents relating to the Closing including, without limitation, an opinion from counsel to the Company, regarding such matters as the Subscriber may reasonably request; and (d) the Issuer will pay the Subscriber interest on the Subscription Proceeds at a rate of 12% per annum, accrued from the Escrow Date to, but not including, the Closing Date, less applicable withholding tax and the consideration for the Warrants as contemplated by section 2.2.

4.4 The Issuer shall be entitled to rely on delivery of a facsimile of an executed copy of this Subscription Agreement and acceptance by the Issuer of such facsimile Subscription Agreement shall be legally effective to create a valid and binding agreement between the Subscriber and the Issuer in accordance with the terms hereof.

4.5 If Shareholder Approval is not obtained, Closing will not occur and the Escrow Agent will forthwith thereafter refund to the Subscriber the Subscription Proceeds, and the Issuer will pay the Subscriber interest on the Subscription Proceeds at a rate of 12% per annum, less applicable withholding tax, accrued from the Escrow Date to, but not including, the date upon which the Subscription Proceeds are refunded and delivered to the Subscriber.

5.          SUBSCRIBER'S ACKNOWLEDGEMENTS - REPRESENTATIONS, WARRANTIES AND
            COVENANTS

5.1 The Subscriber represents and warrants to and acknowledges and agrees with the Issuer that:

      (a) it has no knowledge of a "material fact" or "material change" in respect of the Issuer that has not been generally disclosed to the public;

      (b) it is resident in the jurisdiction set out on the cover page of this Subscription Agreement, and will upon request by the Issuer confirm its residency;

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                                     - 6 -

      (c) the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to this Subscription Agreement and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation, continuation or amalgamation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Subscriber;

      (d) the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to the Subscriber;

      (e) the Subscriber has duly and validly authorized, executed and delivered this Subscription Agreement and understands it is intended to constitute a valid and binding agreement of the Subscriber enforceable against the Subscriber;

      (f) no person has made to the Subscriber any written or oral representations:

            (i) that any person will resell or repurchase the Units or Securities;

            (ii) that, other than as specified in the terms and conditions of this Agreement, any person will refund the purchase price for the Units; or

            (iii) as to the future price or value of the Units or Securities;

      (g) it understands and acknowledges that the Units are being purchased pursuant to an exemption from the prospectus requirements contained in the securities legislation in British Columbia and in the jurisdiction in which it is resident or otherwise subject to and, as a consequence:

            (i) the Subscriber is restricted from using certain of the civil remedies available under such securities legislation;

            (ii) the Subscriber may not receive information that would otherwise be required to be provided to the Subscriber under such securities legislation; and

            (iii) the Issuer is relieved from certain obligations that would otherwise apply under such securities legislation;

      (h) the Subscriber has been advised to consult its own legal and tax advisors with respect to the merits and risks of an investment in the Units, the tax consequences thereof, and with respect to applicable resale restrictions and it is solely responsible for compliance with such resale restrictions including, if applicable, Rule 904 of Regulation S;

      (i) to the knowledge of the Subscriber, the sale of the Units was not accompanied by any advertisement in any form of such sale;

      (j) this Subscription Agreement is not enforceable by the Subscriber unless it has been accepted by the Issuer;

      (k) the Units are speculative investments which involve a substantial degree of risk;

      (l) the Subscriber is sophisticated in financial investments, has had access to and has received all such information concerning the Issuer that the Subscriber considers advisable or necessary in connection with the Subscriber's investment decision and the Subscriber will not receive an offering memorandum or similar disclosure document;

      (m) the Subscription Proceeds will be available to the Issuer on Closing;

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                                     - 7 -

      (n) no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit of an investment in, nor have any such agencies or governmental authorities made any recommendation or endorsement with respect to, the Units;

      (o) the Issuer will rely on the representations and warranties made herein or otherwise provided by the Subscriber to the Issuer in completing the sale and issue of the Units to the Subscriber, subject to the terms and conditions of this Subscription Agreement; and

      (p) the Subscriber acknowledges that the Securities have not been registered under the U.S. Securities Act and may not be offered or sold in the United States unless registered under the U.S. Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER RELATING TO AVAILABILITY OF PROSPECTUS EXEMPTIONS

6.1 By executing the Subscription Agreement, the Subscriber (if not resident or citizen of the United States) makes the representations, warranties and covenants set out in Schedule "D" hereto to the Issuer and the Agent and acknowledges that the Issuer and its counsel and the Agent and its counsel are relying thereon.

6.2 The Subscriber agrees to execute and deliver to the Issuer herewith the Certificate of U.S. Person attached hereto as Schedule "B", if applicable.

7.          REPRESENTATIONS AND WARRANTIES OF THE ISSUER

7.1 The Issuer represents and warrants to the Subscriber that, as of the date of this Subscription Agreement and at Closing hereunder:

      (a) the Issuer and its subsidiaries are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they were incorporated, continued or amalgamated and the Issuer is a "foreign private issuer" as defined in section 230.405 of Regulation C promulgated under the U.S. Securities Act and shall use its reasonable efforts to remain a foreign private issuer during the period in which the Preferred Shares may be converted and the Warrants may be exercised and the Issuer has complied, or will comply, with all applicable corporate and securities laws and regulations in connection with the offer, sale and issuance of the Securities, and in connection therewith has not engaged in any "directed selling efforts," as such term is defined in Regulation S, or any "general solicitation or general advertising" as described in Regulation D;

      (b) no offering memorandum has been or will be provided to the Subscriber;

      (c) the financial statements contained in the Public Record accurately reflect the financial position of the Issuer as at their respective dates, and no adverse material changes in the financial position of the Issuer have taken place since the date of the Issuer's last financial statements contained in the Public Record, except as disclosed in the Public Record;

      (d) the Company has filed a current annual information form (the "Current AIF") in respect of its fiscal year ended November 30, 2003;

      (e) the Issuer has filed all documents that it is required to file pursuant to Applicable Securities Laws and all of the documents so filed as part of the Public Record comply with the requirements of the Applicable Securities Laws and contain no untrue statement of a material fact and do not omit to state a material fact that is required to be stated or that is necessary to prevent a statement that is made from being false or misleading in the circumstances in which it was made;

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                                     - 8 -

      (f) there has not been any adverse material change in the Company from that disclosed in the Public Record;

      (g)   the Company has not filed any confidential material change reports;

      (h) since the date of the most recent financial statements contained in the Public Record, the Company has not incurred, assumed or suffered any liability (absolute, accrued, contingent or otherwise) or entered into any transaction which is or may be material to the Company and is not in the ordinary course of business, except as contemplated by this Subscription Agreement or as disclosed in the Public Record;

      (i) the creation, issuance and sale of the Units and the Securities of which the Units are comprised by the Issuer does not and will not conflict with and does not and will not result in a breach of any of the terms, conditions or provisions of its constating documents or any agreement or instrument to which the Issuer is a party;

      (j) the Securities will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be free of all liens, charges and encumbrances and the Issuer will reserve sufficient Common Shares in the treasury of the Issuer to enable it to issue Common Shares and Warrant Shares on the conversion of the Preferred Shares and exercise of the Warrants;

      (k) this Subscription Agreement, when accepted by the Issuer, will have been duly authorized by all necessary corporate action on the part of the Issuer and, subject to acceptance by the Issuer, will constitute a valid obligation of the Issuer legally binding upon the Issuer and enforceable in accordance with its terms;

      (l) the Issuer is an electronic filer under National Instrument 13-101 - System for Electronic Document Analysis and Retrieval (SEDAR);

      (m) no order ceasing or suspending trading in the securities of the Issuer nor prohibiting sale of such securities has been issued to the Issuer or its directors, officers or promoters and, to the best of the Issuer's knowledge, no investigations or proceedings for such purposes are pending or threatened;

      (n) the authorized capital of the Issuer consists of 300,000,000 shares divided into 100,000,000 Common shares without par value, 100,000,000 Class A Preferred shares without par value, of which 10,000,000 shares are designated Class A Preference Series A Convertible shares, and 100,000,000 Class B Preference shares with a par value of $50.00 per share, of which 10,000,000 are designated Class B Series 1 Preference shares and of which 10,000,000 are designated Class B Series 2 Preference Shares. A total of 27,488,074 of the Common Shares, 30,262 of the Class A Preference Series A Convertible shares and 57,711 Class B Series 1 Preference Shares are issued and outstanding as fully paid and non-assessable;

      (o) other than as disclosed in the Public Record, the Issuer has no material investments in any other company or business organization;

      (p) except as set out in the Public Record or herein, no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option for the issue or allotment of any unissued Common Shares or any other security convertible or exchangeable for any such Common Shares or to require the Issuer to purchase, redeem or otherwise acquire any of the issued or outstanding Common Shares;

      (q) the Preferred Shares will have the rights and will be subject to the restrictions substantially as set forth in Schedule "C" attached hereto; and

      (r) the Subscriber will rely on the representations and warranties made herein or otherwise provided by the Issuer to the Subscriber in completing the sale and issue of the Units to the Subscriber.

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                                     - 9 -

8.          COVENANTS OF THE ISSUER

8.1         The Issuer hereby covenants with the Subscriber that it:

      (a) will offer, sell, issue and deliver the Securities pursuant to exemptions from the prospectus filing, registration or qualification requirements of Applicable Securities Laws and otherwise fulfill all legal requirements required to be fulfilled by the Issuer (including, without limitation, compliance with all Applicable Securities Laws) in connection with the Offering subject to the terms and conditions of this Subscription Agreement;

      (b) will use commercially reasonable efforts to maintain its status as a "reporting issuer" not in default in British Columbia, Alberta, Ontario and Quebec;

      (c) will within the required time file with the TSX and any securities regulatory authority any documents, reports and information, in the required form, required to be filed by Applicable Securities Laws in connection with the Offering, together with any applicable filing fees and other materials;

      (d) will use reasonable commercial efforts: (i) to satisfy as expeditiously as possible any conditions of the TSX required to be satisfied prior to the TSX acceptance of the Issuer's notice of the Offering, and (ii) to maintain the listing of its Common Shares on the TSX for so long as any Subscriber holds any of the Securities;

      (e) will use its reasonable commercial efforts to obtain Shareholder Approval as soon as reasonably practicable, subject to the applicable requirements of corporate and securities laws, and if Shareholder Approval is not obtained on or before May 31, 2005 the Issuer will instruct the Escrow Agent to promptly return the Subscription Proceeds to the Subscriber;

      (f) will not provide the Subscriber or its agents or counsel with any information that the Issuer believes constitutes material non-public information, unless prior thereto the Subscriber shall have executed a written agreement regarding the confidentiality and use of such information. The Issuer understands and confirms that the Subscriber shall be relying on the foregoing representations in effecting transactions in securities of the Issuer;

      (g) will file a Form D with the U.S. Securities and Exchange Commission pursuant to the requirements of the U.S. Securities Act; and

      (h) will issue a press release on the Escrow Date, announcing the final terms of the Offering, and on the Closing Date, announcing completion of the Offering, in accordance with Applicable Securities Laws.

9.          NO CONTRACTUAL RIGHT OF ACTION FOR RESCISSION

9.1 The Subscriber acknowledges that it is purchasing the Securities issued hereunder pursuant to an exemption which does not require delivery to the Subscriber of an offering memorandum or similar document, that it will not receive any offering memorandum in connection with this Subscription and therefore is not entitled to contractual rights of action or rescission.

10.         RESALE RESTRICTIONS AND LEGENDING OF CERTIFICATES

10.1 The Subscriber acknowledges that any resale of the Securities will be subject to resale restrictions contained in the Applicable Securities Laws applicable to the Issuer, the Subscriber or any proposed transferee. The Subscriber understands and acknowledges that certificates representing the Securities and all certificates issued upon conversion or in exchange therefor or in substitution thereof, shall bear the following legend:

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                                     - 10 -

            "Unless permitted under securities legislation, the holder of the securities shall not trade the securities before -, 2005 [INSERT DATE THAT IS 4 MONTHS AND A DAY FROM THE DATE OF ISSUANCE]."

10.2 If the Subscriber is a U.S. Person or has an address in the U.S. or has executed this Subscription Agreement in the United States, the Subscriber understands and acknowledges that certificates representing the Securities, and all certificates issued upon conversion or in exchange therefor or in substitution thereof, shall bear the following legend:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE SELLER FURNISHES TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. IF, AT ANY TIME THE CORPORATION IS A "FOREIGN ISSUER" AS DEFINED IN REGULATION S UNDER THE U.S. SECURITIES ACT, THESE SECURITIES ARE BEING SOLD IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, A NEW CERTIFICATE BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM THE CORPORATION'S TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE CORPORATION'S TRANSFER AGENT AND THE CORPORATION, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT";

            provided, that if, at the time the Issuer is a "foreign issuer", as that term is defined by Regulation S under the U.S. Securities Act, the Securities are being sold in compliance with the requirements of Rule 904 of Regulation S, as referred to above, and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Issuer's registrar and transfer agent for the Securities in the form attached hereto as Appendix A to Schedule "B" (or as the Issuer may prescribe from time to time); and

            provided further, that, if any of the Securities are being sold pursuant to Rule 144 of the U.S. Securities Act, the legend may be removed by delivery to the Issuer's transfer agent of an opinion of counsel of recognized standing in form and substance satisfactory to the Issuer, to the effect that the legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

10.3 The Warrants may not be exercised in the United States or by or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available; provided that a U.S. Accredited Investor that purchased Units in the U.S. private placement will not be required to deliver an opinion of counsel in connection with the exercise of Warrants that are a part of those Units. The certificates representing the Warrants, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

            "THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

10.4 The Preferred Shares may not be converted into Common Shares in the United States or by, on behalf of, or for the account or benefit of, a U.S. Person unless registered under the U.S. Securities Act and any applicable state securities laws or unless an exemption from such registration requirements is available; provided that a U.S. Accredited Investor that purchased Units in the U.S. private placement will not be required to deliver an opinion of counsel in connection with the conversion of Preferred Shares that are a part of those Units. The certificates representing the Preferred Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

            "THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES DELIVERABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE CONVERTED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A U.S. PERSON UNLESS THE SECURITIES REPRESENTED HEREBY AND THE SHARES ISSUABLE UPON CONVERSION HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR ANY EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT."

10.5 The Subscriber consents to the Issuer making a notation on its records or giving instructions to any transfer agent of the Securities in order to implement the restrictions on transfer, exercise and conversion set forth and described herein.

11.         FEES AND EXPENSES

11.1 Subject to the Company obtaining Shareholder Approval, in consideration for services provided to the Company in connection with structuring and arranging the Offering, the Company will upon
            Closing: (a) pay an advisory services fee ("Advisory Services Fee") in the amount of Cdn$800,000 and (b) issue 350,000 Broker Warrants.

11.2 Subject to the Company obtaining Shareholder Approval, in consideration for the investment banking services provided by the Agent in connection with the Offering, the Company will upon
            Closing: (a) pay to the Agent an amount (the "Investment Banking Fee") equal to 7% of the gross proceeds raised through the Agent's placement of the Units with subscribers under the Offering; and (b) issue to the Agent the number of Broker Warrants calculated by dividing 50% of the Investment Banking Fee by CDN$0.85.

11.3 For greater certainty, in the event that Shareholder Approval is not obtained: (a) the Advisory Services Fee and the Investment Banking Fee will not be payable and (b) the Company will not be required to issue any of the Broker Warrants.

11.4 The Company shall be responsible for the reasonable out-of-pocket expenses of the Subscriber and the reasonable legal fees and disbursements, together with any applicable tax thereon, of the Subscriber's counsel incurred in connection with the Offering up to an aggregate maximum of Cdn$75,000 in respect of the foregoing expenses and fees of Agent, the Subscriber and all other subscribers under the Offering. All such fees and expenses shall be paid reasonably promptly by the Company directly to SDS Capital Group Inc. and to the Agent, in respect of fees and expenses owing to all other subscribers under the Offering, immediately after the receipt by the Company of an invoice or invoices detailing such fees and expenses.

12.         RESTRICTION ON MANDATORY CONVERSION OF PREFERRED SHARES

12.1 The parties acknowledge that the rights and conditions attached to the Preferred Shares stipulate, among other things, that the Company may, at its option, require the Subscriber to convert its Preferred Shares into Common Shares upon the occurrence of certain events as described therein (each a "Triggering Event"). The Company acknowledges and agrees that, notwithstanding the occurrence of a Triggering Event, it may not exercise its right to require the Subscriber to convert its Preferred Shares into Common Shares if the number of Common Shares to be issued pursuant to such a conversion would exceed, when aggregated with all other Common Shares owned by the Subscriber at such time, the number of Common Shares which would result in the Subscriber owning more than 4.99% of all of the Common Shares outstanding at such time. For the purposes of determining whether such percentage ownership would be exceeded as a result of such conversion, after a Triggering Event occurs, the Subscriber shall deliver to the Company from time to time upon written request a sworn declaration or affidavit of the Chief Executive Officer, the President or the Chief Financial Officer of the Subscriber (or individual holding an equivalent office or position with the Subscriber) stipulating the number of Common Shares beneficially owned by the Subscriber as of a then current date. For greater certainty, if and to the extent that conversion of a portion of the Subscriber's Preferred Shares would not result in the Subscriber owning more than 4.99% of all of the Common Shares outstanding at such time, the Company may exercise its right to require the Subscriber to convert such number of Preferred Shares into Common Shares as would result in the Subscriber owning up to 4.99% of all of the Common Shares outstanding at such time. The Company's covenant set out in this section 12.1 is personal to the Subscriber and is not assignable by the Subscriber to any transferee, purchaser or other subsequent holder of the Subscriber's Preferred Shares.

13.         RESTRICTION ON COMPANY'S RIGHT TO REDEEM WARRANTS

13.1 The parties acknowledge that the rights and conditions attached to the Warrants stipulate, among other things, that the Company may, at its option, redeem the Warrants upon the Common Shares trading at the price and for the period stipulated in the certificate representing the Warrants (the "Triggering Event"). The Company acknowledges and agrees that, notwithstanding the occurrence of the Triggering Event, it may not exercise its right to redeem the Warrants if the number of Common Shares to be issued pursuant to such a conversion would exceed, when aggregated with all other Common Shares owned by the Subscriber at such time, the number of Common Shares which would result in the Subscriber owning more than 4.99% of all of the Common Shares outstanding at such time. For the purposes of determining whether such percentage ownership would be exceeded as a result of the exercise of the Warrants, after the Triggering Event occurs, the Subscriber shall deliver to the Company from time to time upon written request a sworn declaration or affidavit of the Chief Executive Officer, the President or the Chief Financial Officer of the Subscriber (or individual holding an equivalent office or position with the Subscriber) stipulating the number of Common Shares beneficially owned by the Subscriber as of a then current date. For greater certainty, if and to the extent that the exercise of a portion of the Subscriber's Warrants would not result in the Subscriber owning more than 4.99% of all of the Common Shares outstanding at such time, the Company may exercise its right to redeem the number of Warrants that, if exercised, would result in the Subscriber owning up to 4.99% of all of the Common Shares outstanding at such time. The Company's covenant set out in this section 13.1 is personal to the Subscriber and is not assignable by the Subscriber to any transferee, purchaser or other subsequent holder of the Subscriber's Warrants.

14. RESTRICTION ON SUBSCRIBER'S RIGHT TO CONVERT PREFERRED SHARES OR EXERCISE WARRANTS

14.1 Notwithstanding anything to the contrary set forth in this Subscription Agreement, at no time may the Subscriber convert the Preferred Shares or exercise any Warrants if the number of Common Shares to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other Common Shares owned by such Subscriber at such time, the number of Common Shares which would result in such Subscriber owning more than 4.99% of all of the Common Shares outstanding at such time; provided, however, that upon the Subscriber providing the Company with at least 61 days notice (the "Waiver Notice") that such Subscriber is waiving this section 14 with regard to any or all Common Shares issuable upon conversion of the Preferred Shares or the Warrants, this section shall be of no force or effect with regard to those Preferred Shares or Warrants referenced in the Waiver Notice.

15.         RIGHTS OF FIRST OFFER AND STANDSTILL

15.1 The Company shall deliver notice in writing (a "Financing Notice") to the Subscriber, together with all other initial subscribers of the Preferred Shares pursuant to the Offering (collectively, the "Purchasers") of the material terms and conditions of any further equity, equity-linked or debt financing which the Company proposes to obtain during a period of 24 months following the Closing. The Purchasers collectively shall have the right of first offer to provide part or all of any such financing on the terms set out in the Financing Notice. Further, in the event such proposed financing is to be made at a price (or conversion or exercise price) per Common Share at or below Cdn$0.75, the Purchasers collectively shall have the right (the "Standstill Right") to cause the Company not to complete such financing (such Standstill Right to be exercised by the delivery of notice to that effect by Purchasers holding greater than 50% of the number of Preferred Shares then outstanding).

15.2 The Purchasers may exercise their right of first offer or Standstill Right by notice in writing delivered to the Company within 10 days after receipt of the Company's Financing Notice. The Purchasers' notice shall (i) stipulate the amount of the financing which the Purchasers individually and collectively will provide, or (ii) state that the Purchasers wish to exercise their Standstill Right. If the financing proceeds, the Purchasers shall be entitled to participate in the financing on a pro-rata basis in proportion to their percentage participation in the Offering, or in such other proportions as they, in consultation with the Issuer, may mutually agree upon.

15.3        If a Purchaser fails to give notice within the time stipulated in section 15.2 that it will provide all or any portion of such financing on the terms set out in the Financing Notice, or if the requisite number of Purchasers fail to give notice of exercise of the Standstill Right, the Company will have the right to make other arrangements to obtain such financing from other sources, provided that such financing is provided on terms no less favourable to the Company than those set out in the Company's Financing Notice.

15.4 The Purchaser's right of first offer and Standstill Right herein will not terminate if the Purchaser fails to exercise such rights with respect to any proposed financing, and will continue in force with respect to any subsequent proposed financing described in section 15.1 for the period stipulated therein.

15.5 Notwithstanding section 15.1, the right of first offer and Standstill Right granted to the Subscriber hereunder shall not apply to the issuance of any securities by the Company in connection with an acquisition, strategic partnership, joint venture or other business combination, any public "bought deal" underwritten offering, or any vendor take-back debt financing in connection with any acquisition.

16.         RESTRICTIONS ON ISSUANCES OF SECURITIES AND DEBT OBLIGATIONS

16.1 The Company will not issue any securities or incur any debt obligations (other than liabilities incurred in the ordinary course of business such as trade payables; Technology Partnerships Canada payables; wages, vacation, flextime and commissions payable; employee taxes, CPP and EI payable; customer payments in excess of revenue; federal excise and goods and services taxes payable; provincial sales tax payable; and Workers' Compensation payable, and liabilities of a similar nature) ranking in any way senior to or pari passu with the Preferred Shares without the prior written approval of the Subscriber, such approval not to be unreasonably withheld. If the Company proposes to issue any securities or incur any debt obligations, it shall deliver a notice in writing to the Subscriber setting out the material terms and conditions of the proposed transaction, the identities of the proposed participants in the transaction (if known) and the principal reasons for such transaction. The Subscriber shall, within 10 days of receipt of such notice, deliver notice in writing to the Company indicating whether it is consenting to the proposed transaction and, if not, the reason or reasons for refusing its consent. The right granted to the subscriber hereunder is personal to the Subscriber and may not be assigned to any transferees, purchaser or subsequent holders of the Subscriber's Preferred Shares other than affiliates (as defined in the Business Corporations Act (British Columbia)) and associates (as defined in the Securities Act (British Columbia)) of the Subscriber. If and when more than 90% of the Preferred Shares originally issued are converted or redeemed, or the Purchasers (as defined in Section
            15) and their respective associates and affiliates otherwise collectively cease to hold at least 10% of the number of Preferred Shares originally issued under the Offering, the approval of the Subscriber will no longer be required. The requirement for such approval shall also not apply with respect to any increase in the Company's operating line with its current bank or any other major commercial bank or combination of banks provided that the total borrowing ceiling for the operating line or lines established by the Company and its subsidiaries does not exceed 15% of the Company's then current consolidated annual gross revenues.

17.         GENERAL

17.1        Time is of the essence hereof.

17.2 Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

17.3 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as may either before or after the execution of this Subscription Agreement be reasonably required to carry out the full intent and meaning of this Subscription Agreement.

17.4 This Subscription Agreement shall be subject to, governed by and construed in accordance with the laws of British Columbia and the laws of Canada as applicable therein and the Subscriber hereby irrevocably attorns to the exclusive jurisdiction of the courts situate therein.

17.5        This Subscription Agreement may not be assigned by any party hereto;
            however, subject to Applicable Securities Laws, the Subscriber shall have the right to assign and transfer, without consent of the Company or any other person, and without restriction: (a) all or any portion of the Preferred Shares and Warrants and the rights thereto to any person; (b) any rights hereunder to any affiliate (as defined in the Business Corporations Act (British Columbia)) or associate (as defined in the Securities Act (British Columbia)).

17.6 Without limitation, this Subscription Agreement and the transactions contemplated hereby are conditional upon and subject to the Issuer receiving Shareholder Approval and the acceptance of the TSX for this Subscription Agreement and the transactions contemplated hereby.

17.7 This Subscription Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

17.8 This Subscription Agreement, including, without limitation, the representations, warranties, acknowledgements and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties notwithstanding the completion of the purchase of the Units by the Subscriber pursuant hereto.

17.9 The invalidity or unenforceability of any particular provision of this Subscription Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Subscription Agreement.

17.10 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Subscription Agreement contains the entire agreement between the parties with respect to the sale of the Units and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute, by common law, by the Issuer, by the Subscriber, or by anyone else. If there is any conflict between the provisions of this Subscription Agreement and the provisions of the Term Sheet attached hereto as Schedule "A", the provisions of this Subscription Agreement or the certificates representing the Warrants or Broker Warrants, as the case may be, shall prevail.

17.11 Any notice or delivery required or permitted to be given or made by the Company to the Subscriber or vice versa shall be in writing and shall be made or given by delivering the same manually or by mailing the same by prepaid registered post to the intended recipient at the address of the other party as follows:

            to the Company:

                   107 - 930 West 1st Street
                   North Vancouver, British Columbia
                   V7P 3N4

            to the Subscriber:

                   _____________________________

                   _____________________________

            or such other address as the other party may direct from time to time in writing. Any such notice shall be deemed to have been given on the day of delivery, if delivered, or if mailed by prepaid registered post, on the fourth business day after and excluding the date of mailing.

                                  SCHEDULE "A"

                                   TERM SHEET

COMPANY:                        Offshore Systems International Ltd.
                                (the "Company")

PURCHASERS:                     SDS Capital Group SPC, Ltd and other
                                institutional investors (collectively, the
                                "Purchasers").

ISSUE: CDN$17 - $19.5 million (the "Issue Amount") consisting of 17,000 to 19,500 Units. Each Unit will consist of 20 preferred shares (the "Preferred Shares") convertible into common shares of the Company and 588 share purchase warrants (the "Warrants"); provided that the issuance of the Units is conditional upon the Company obtaining TSX and shareholder approval.

PRICE PER UNIT:                 CDN$1,000.01 per Unit (including the
                                consideration for the Warrants of $0.01 per
                                Unit).

OPTIONAL CONVERSION:            Each Preferred Share will be
                                convertible at the option of the holder into the number of Common Shares of the Company that is determined by dividing the issue price of CDN$50 per Preferred Share by CDN $0.85 (with each
                                Preferred Share being convertible into
                                approximately 58.82 common shares).

MANDATORY CONVERSION:           The Company may require the Purchasers to
                                convert the Preferred Shares to Common Shares if
                                (i) at any time after twelve (12) months following the closing date, the closing price of the Common Shares has been greater than 250% of the fixed Conversion Price of CDN $0.85 for at least twenty (20) consecutive trading days, or
                                (ii) at any time upon the Company's sale of its Common Shares in a firm commitment public underwritten offering in which (a) the offering price of the Common Shares is greater than 200% of the fixed Conversion Price of CDN $0.85, (b) the aggregate gross proceeds exceed CDN $40 million, and (c) the underlying Common Shares are freely tradable.

CONVERSION DATE:                The date on which a Purchaser delivers to
                                the Company a notice of conversion together with the certificates representing the Preferred
                                Shares being converted duly endorsed for transfer.

DIVIDENDS:                      Fixed cumulative dividends at the rate of 7% per
                                annum, payable semi-annually or upon conversion or redemption.

WARRANTS:                       The number of whole Warrants issued for each
                                Unit subscribed for will be 588. Each whole
                                Warrant will entitle the holder to purchase one
                                Common Share of the Company at the exercise price of CDN $0.85. The Warrants shall be exercisable for a period of five years from the date of issuance at any time at the election of the holders. During the first twelve months following closing, the Warrants will be exercisable for cash. Thereafter until expiration, the Warrants will be exercisable for cash or by cashless exercise (reducing the number of shares to be issued by the Company).
                                The Company may redeem the Warrants for $0.10 per Warrant upon twenty days notice, provided that (i) the Common Shares closes above 300% of the exercise price for a period of twenty consecutive trading days, and (ii) the Common
                                Shares underlying the Warrants are freely tradable. Any Warrants which are the subject of a redemption notice may be exercised within the 20 day notice period.

COMPANY'S RIGHT OF              The Company will also have the right, but not
REDEMPTION:                     the obligation, to redeem the Preferred Shares
                                at any time after 3 years following the closing date at the original issue price plus a premium of 20% of the original issue price. A holder will have 20 days after receipt of notice of redemption within which to convert the Preferred
                                Shares to Common Shares.

LIQUIDATION PREFERENCE:         The liquidation preference per share shall equal
                                the purchase price per Preferred Share plus any accrued but unpaid dividends thereon at the time of liquidation.

VOTING: Each Preferred Share will entitle the holder to one vote on all matters brought before the holders of the common shares.

RIGHT OF FIRST OFFER:           For any equity, equity linked, or debt financing
                                within twenty-four (24) months from the closing date, the Purchasers shall have a right of first offer to purchase all or part of the private placement. The Purchasers will have ten (10) trading days to respond. A carve-out of this provision will be granted to the Company for the issuance of stock or debt financing for situations involving strategic partnerships, acquisition candidates and public underwritten offerings.

OTHER RIGHTS:                   Subject to securities laws and the policies of
                                the TSX, the Purchasers shall be entitled to assign and transfer, without any other person's or the Company's consent and without restriction, all or any portion of the Preferred
                                Shares or Warrants and the rights thereto. All per share amounts set forth herein are subject to equitable adjustment for stock splits, dividends, combinations, reorganizations and the like. The Company will not issue any securities or unsecured debt obligations senior to the Preferred Shares without the prior written approval of the holders of a majority of the Preferred Shares, such approval not to be unreasonably withheld.

                                The Company will have the right to make any withholding or deduction in connection with the Preferred Shares, Warrants, or the conversion or exercise thereof, in respect of any present or future tax, levy, duty, impost, assessment or other governmental charge as required by law.

ESCROW AND SHAREHOLDER          All subscription agreements and subscription
APPROVAL:                       funds will be held in escrow by a
                                third party escrow agent mutually acceptable to the parties (the "Escrow Agent"). The Company agrees to seek shareholder approval of certain of the terms of the private placement as soon as reasonably practicable, having regard to the regulatory requirements for the calling of shareholders' meetings. The Company's management will recommend that the shareholders approve the private placement as proposed herein and will solicit proxies to vote in favour of approval.
                                For greater certainty, the parties intend that upon receipt of shareholder approval, the following shall promptly occur without further agreement of the parties:

                                (a) the Preferred Shares will be issued to the Purchasers;

                                (b)   the Warrants will be issued to the
                                      Purchasers;

                                (c)   the Escrow Agent will release the
                                      subscription funds to the Company; and

                                (d) the Purchasers will receive interest on the subscription funds at a rate of 12% per annum, less applicable withholding tax and the consideration for the Warrants of $0.01 per Unit.

                                If the shareholder approval is not obtained, the Escrow Agent will immediately return the subscription funds to the Purchasers, with interest on such funds at a rate of 12% per annum less applicable withholding tax.

CONDITIONS PRECEDENT TO         Completion of legal documentation and due
CLOSING:                        diligence satisfactory to the Company
                                and Purchasers, and receipt of regulatory approval (including TSX acceptance).

EXPENSES:                       At Closing, the Company will pay all reasonable
                                expenses incurred by the Purchasers in
                                connection with the negotiation, preparation and execution of the definitive documents, including attorneys' fees and expenses, to a total maximum of CDN$75,000.

CONFIDENTIALITY:                All parties agree to keep this private placement
                                proposal and all conversations and exchanged information strictly confidential except to the extent that the Company is required by applicable securities laws and regulations to disclose the proposed private placement contemplated by this term sheet.

ACCEPTANCE OF SUBSCRIPTIONS:    The Company reserves the right to accept or
                                reject subscriptions from prospective
                                Purchasers. SDS and parties who are engaged to assist the Company in placing the private placement will use their reasonable commercial efforts to ensure that the subscriptions solicited from prospective Purchasers will not, if accepted by the Company: (a) upon conversion, result in the acquisition by any Purchaser, or group of Purchasers acting in concert, of a control position in the Company; or (b) in the case of subscriptions received from "related parties" of the Company, require the Company to obtain a formal valuation or shareholder approval with respect to the private placement under applicable securities regulations and TSX policies (it being acknowledged that the Company will require shareholder approval to fix the conversion price and issue the warrants as outlined above).

                                  SCHEDULE "B"

                           CERTIFICATE OF U.S. PERSON

             THIS FORM MUST BE COMPLETED BY UNITED STATES INVESTORS.

A "United States investor" is any person in the United States at the time such person's buy order is made or any "U.S. person" as defined in Regulation S under the United States Securities Act of 1933, as amended. This will include: (a) any natural person resident in the United States; (b) any partnership or corporation organized or incorporated under the laws of the United States; (c) any trust of which any trustee is a U.S. person; (d) any partnership or corporation organized outside the United States by a U.S. person principally for the purpose of investing in securities not registered under the U.S. Securities Act of 1933, unless it is organized or incorporated, and owned, by U.S. Accredited Investors who are not natural persons, estates or trusts; and (e) any estate of which any executor or administrator is a U.S. person.

The capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Subscription Agreement to which this Schedule "B" is attached.

The Subscriber covenants, represents and warrants to the Issuer that:

      (a) it understands that the Securities have not been registered under the U.S. Securities Act or any state securities laws and that the sale contemplated hereby is being made in reliance on the exemption from such registration requirement provided by Rule 506 of Regulation D;

      (b) it acknowledges that it has not purchased the Securities as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

      (c) it understands and agrees that there may be material tax consequences to the Subscriber of an acquisition, disposition or exercise of any of the Securities. The Issuer gives no opinion and makes no representation with respect to the tax consequences to the Subscriber under United States, state, local or foreign tax law of the undersigned's acquisition or disposition of such securities. In particular, no determination has been made whether the Issuer will be a "passive foreign investment company" ("PFIC") within the meaning of Section 1291 of the United States Internal Revenue Code;

      (d) it understands and agrees that the financial statements of the Issuer have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

      (e) if an individual, it is a resident of the state or other jurisdiction listed in its address on the signature page of the Subscription Agreement, or if the Subscriber is not an individual, the office of the Subscriber at which the Subscriber received and accepted the offer to purchase the Issuer's Units is the address listed on the signature page of the Subscription Agreement;

      (f) it, alone or with the assistance of its professional advisors, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities and is able, without impairing its financial condition, to hold such securities for an indefinite period of time and to bear the economic risk of loss of, and withstand the complete loss of, its entire investment;

      (g) the Issuer has provided to it the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and it has had access to such information concerning the Issuer as it has considered necessary or appropriate in connection with its investment decision to acquire the Securities;

      (h) it is acquiring the Securities for its own account and not on behalf of any other person for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal and state securities laws;

      (i) if it decides to offer, sell or otherwise transfer any of the Securities, it will not offer, sell or otherwise transfer any of such Securities directly or indirectly, unless

            (i)   the transfer is to the Issuer;

            (ii) the transfer is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations;

            (iii) the transfer is made in compliance with an exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 or Rule 144A thereunder, if available; or

            (iv) the Securities are transferred in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and it has prior to such sale furnished to the Issuer an opinion of counsel in form and substance satisfactory to the Issuer;

      (j) It is an "accredited investor" as defined in Regulation D by virtue of satisfying one or more of the categories indicated below (please place your initials on the appropriate line(s)):

      _________   Category 1.   A bank, as defined in Section 3(a)(2) of the
                                U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

      _________   Category 2.   A savings and loan association or other
                                institution as defined in Section 3(a)(5)(A) of the U.S. Securities Act, whether acting in its individual or fiduciary capacity; or

      _________   Category 3.   A broker or dealer registered pursuant to
                                Section 15 of the Securities Exchange Act of
                                1934; or

      _________   Category 4.   An insurance company as defined in Section 2(13)
                                of the U.S. Securities Act; or

      _________   Category 5.   An investment company registered under the
                                Investment Company Act of 1940; or

      _________   Category 6.   A business development company as defined in
                                Section 2(a)(48) of the Investment Company Act of 1940; or

      _________   Category 7.   A small business investment company licensed by
                                the U.S. Small Business Administration under
                                Section 301(c) or (d) of the Small Business
                                Investment Act of 1958; or

      _________   Category 8.   A plan established and maintained by a state,
                                its political subdivision or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with assets in excess of US$5,000,000; or

      _________   Category 9.   An employee benefit plan within the meaning of
                                the Employee Retirement Income Security Act of
                                1974 in which the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor, or an employee benefit plan with total assets in excess of US$5,000,000 or, if a self-directed plan, the investment decisions are made solely by persons who are accredited investors; or

      _________   Category 10.  A private business development company as
                                defined in Section 202(a)(22) of the Investment
                                Advisors Act of 1940; or

      _________   Category 11.  An organization described in Section 501(c)(3)
                                of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of US$5,000,000; or

      _________   Category 12.  A director or executive officer of the Issuer;
                                or

      _________   Category 13.  A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this purchase exceeds US$1,000,000;
                                or

      _________   Category 14.  A natural person who had an individual income in excess of US$200,000 in each year of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

      _________   Category 15.  A trust, with total assets in excess of
                                US$5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in SEC Rule 506(b)(2)(ii) under the U.S. Securities Act; or

      _________   Category 16.  An entity in which each of the equity owners meets the requirements of one of the above categories.

For the purposes of British Columbia securities laws, the Subscriber certifies that it is not resident in British Columbia and acknowledges that:

      (a) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

      (b)   there is no government or other insurance covering the Securities;

      (c)   there are risks associated with the purchase of the Securities;

      (d) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

      (e) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber.

             ONLY UNITED STATES INVESTORS NEED TO COMPLETE AND SIGN

         ________________________________________
         Date

         ________________________________________
         Duly authorized signatory for Subscriber

         ________________________________________
         (Print name of Subscriber)

                                  APPENDIX A TO

                    SCHEDULE "B", CERTIFICATE OF U.S. PERSON

                    FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO: Registrar and transfer agent for the shares of OFFSHORE SYSTEMS INTERNATIONAL LTD. (the "Issuer").

The undersigned (A) acknowledges that the sale of the securities of the Issuer to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (B) certifies that (1) the undersigned is not an "affiliate" of the Issuer (as that term is defined in Rule 405 under the U.S. Securities Act); (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the TSX and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as that term is defined in Rule 144(a)(3) under the U. S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated _________, 2005.

                        X

                        Signature of individual (if Purchaser IS an individual)

                        X

                        Authorized signatory (if Purchaser is NOT an individual)

                        Name of Purchaser (PLEASE PRINT)

                        Name of authorized signatory (PLEASE PRINT)

                        Official capacity of authorized signatory (PLEASE PRINT)

                                  SCHEDULE "C"

                       CLASS B SERIES 2 PREFERENCE SHARES

                         SPECIAL RIGHTS AND RESTRICTIONS

                                  SCHEDULE "D"

      SUBSCRIBER QUALIFICATIONS, REPRESENTATIONS, WARRANTIES AND COVENANTS

      By executing this Subscription Agreement, the Subscriber represents, warrants and covenants (on its own behalf or, if applicable, on behalf of those for whom the Subscriber is contracting hereunder) to and in favour of the Company and the Agent (which representations, warranties and covenants shall survive the closing of the purchase of the Units) and acknowledges that the Company and its counsel and the Agent and its counsel are relying thereon that:

      (a) either (i) the Subscriber is purchasing the Units as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units and the Subscriber complies with such of the subparagraphs in paragraph (b) below as are applicable to it by virtue of the place of residence or by virtue of it being subject to the applicable securities legislation of such province or paragraph (c) below; or
            (ii) if the Subscriber is acting as agent or trustee for one or more beneficial Subscribers whose identity is disclosed or undisclosed or identified by account number only, each beneficial purchaser is purchasing as principal for its own account and not for the benefit of any other person, and not with a view to the resale or distribution of all or any of the Units, and each beneficial purchaser complies with such of the subparagraphs in paragraph (b) below as are applicable to it by virtue of its place of residence or by virtue of it being subject to the applicable securities legislation of such province or paragraph (c) below; or (iii) the Subscriber complies with such of the subparagraphs in paragraph (b) below as are applicable to it by virtue of its place of residence or by virtue of it being subject to the applicable securities legislation of such province or paragraph (c) below and is deemed to be purchasing as principal, by virtue of its place of residence in British Columbia, Alberta, Saskatchewan, Manitoba, Newfoundland and Labrador, Nova Scotia or Saskatchewan or by virtue of being subject to the applicable securities legislation of such provinces it satisfies subparagraphs (A), (B) or (C) below:

            (A) Subject to subsection (B) below a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, trading as a trustee or agent on behalf of a fully managed account is deemed to be purchasing as principal;

            (B) Subsection (A) above does not apply to a trust company or trust corporation registered under the laws of Prince Edward Island that is not registered under the Trust and Loan Companies Act (Canada) or under comparable legislation in another jurisdiction of Canada;

            (C) A person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction as a portfolio manager or under an equivalent category of advisor or is exempt from registration as a portfolio manager or the equivalent category of advisor is deemed to be purchasing as principal;

      (b) the offering and sale of the Units to the Subscriber or beneficial purchaser is exempt from the prospectus requirements of applicable securities legislation by virtue of the fact that if the Subscriber or beneficial purchaser, as the case may be, is a resident of or otherwise subject to the securities legislation of:

            (i) British Columbia, Alberta, Saskatchewan, Manitoba, Newfoundland and Labrador, Nova Scotia or Prince Edward Island, and:

                  (A) it is an "accredited investor" as defined in Multilateral Instrument 45-103 - Capital Raising Exemptions ("MI-45-103") such that one or more of the categories set forth in Annex II to this Schedule A correctly and in all respects describes the Subscriber, and the Subscriber has so indicated by checking the box opposite each category on such Annex II which so describes it or the beneficial purchaser, as applicable, and the Subscriber acknowledges that by signing this Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct; or

                  (B)   it is:

                        (I) a director, senior officer or control person of the Company, or of an affiliate of the Company as defined in Annex II to this Schedule A;

                        (II) a spouse, parent, grandparent, brother, sister or child of any person referred to in subclause (I) above; or

                        (III) a parent, grandparent, brother, sister or child of
                              the spouse of any person referred to in subclause
                              (I) above; or

                        (IV) a close personal friend of any person referred to in subclause (I) above and, if requested by the Company or the Agent, will provide a signed statement describing any of such persons; or

                        (V) a close business associate of any person referred to in subclause (I) above and, if requested by the Company or the Agent, will provide a signed statement describing any of such persons; or

                        (VI) a founder of the Company or a spouse, parent, grandparent, brother, sister, child, close personal friend or close business associate of a founder of the Company above and, if requested by the Company or the Agent, will provide a signed statement describing any such personal friend or close business associate; or

                        (VII) a parent, grandparent, brother, sister or child of
                              the spouse of a founder of the Company; or

                        (VIII) a person or company of which a majority of the
                              voting securities are beneficially owned by or a majority of the directors are persons or companies described in subclause (I) through (VII) above; or

                        (IX)  a trust or estate of which all of the
                              beneficiaries or a majority of the trustees are persons or companies described in subclause (I) through (VII) above;

                        however, if a resident of or otherwise subject to the securities legislation of Saskatchewan, and if purchasing under (IV) or (V) above or as a close personal friend or close business associate of a founder of the issuer or as a person or company described in
                        (VIII) or (IX) above if the trade is based in whole or in part on a close personal friendship or close business association, the Subscriber has completed and delivered to the Company Annex III to Schedule A in accordance with the instruction therein; and

            (ii) Ontario, and it is an "accredited investor" (as that term is defined in Ontario Securities Commission Rule 45-501 - Exempt Distributions) such that one or more of the categories set forth in Annex I to this Schedule A correctly and in all respects describes the Subscriber or the beneficial purchaser, as applicable, and the Subscriber has so indicated by checking the box opposite each category on such Annex I which so describes it or the beneficial purchaser, as applicable, and the Subscriber acknowledges that by signing this Subscription Agreement it is certifying that the statements made by checking the appropriate accredited investor categories are true and correct; and

            (iii) Quebec, and it is a "sophisticated purchaser" within the meaning of Section 43, 44 or 45 of the Securities Act (Quebec) and is purchasing the Units for its own account, or if it is a trust company licensed under the Trust Companies and Savings Companies Act (Quebec) or an insurance company holding a license under the Act respecting insurance (Quebec) or a dealer or adviser registered in conformity with Section 148 of the Securities Act (Quebec), it is purchasing the Units for the portfolio of a third person managed solely by that company, dealer or adviser; and

            (iv) if it is a person referred to in subparagraph (ii) or (iii) above, it certifies that it is not resident in British Columbia;

      (c) if the Subscriber or beneficial purchaser, as the case may be, is not a Subscriber under (b) above, it is purchasing (A) pursuant to an exemption or other decision from applicable securities regulators from any prospectus and registration requirements (particulars of which are enclosed herewith) and the Issuer shall have approved such purchase in reliance thereon, or (B) in any manner otherwise available to the Issuer and the Subscriber under applicable securities legislation (in which case particulars of which are enclosed herewith) and the Subscriber or beneficial Subscriber, as the case may be, has delivered to the Issuer such further particulars of such exemption and the Subscriber's qualification thereunder as the Issuer may reasonably request and the Issuer shall have approved such purchase in reliance thereon;

      (d)   it and any beneficial purchaser for whom it is acting:

            (i) is not a U.S. Person as defined in the United States Act of 1933, as amended (the "1933 Act") and is not purchasing the Common Shares for the account of or the benefit of a U.S. Person;

            (ii) was not offered the Common Shares in the United States (as defined in Regulation S under the 1933 Act); and

            (iii) did not execute or deliver this agreement in the United
                  States;

      (e) if the Subscriber is resident outside of Canada and the United States, the Subscriber certifies that it is not resident in British Columbia and acknowledges that:

            (i) it is knowledgeable of, or has been independently advised as to the applicable securities laws of the securities regulatory authorities (the "Authorities") having application in the jurisdiction in which the Subscriber is resident (the "International Jurisdiction") which would apply to the acquisition of the Subscriber's Units, if any;

            (ii) it is purchasing the Subscriber's Units pursuant to exemptions from the prospectus and registration requirements under the applicable securities laws of the Authorities in the International Jurisdictions or, if such is not applicable, the Subscriber is permitted to purchase the Subscriber's Units under the applicable securities laws of the Authorities in the International Jurisdiction without the need to rely on any exemption;

            (iii) the applicable laws of the Authorities in the International
                  Jurisdiction do not require the Issuer to make any filings or seek any approvals of any nature whatsoever from any Authority of any kind whatsoever in the International Jurisdiction in connection with the issue and sale or resale of the Subscriber's Units;

            (iv) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

            (v) there is no government or other insurance covering the Securities;

            (vi) there are risks associated with the purchase of the Securities;

            (vii) there are restrictions on the Subscriber's ability to resell the Securities and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Securities; and

            (viii) the Issuer has advised the Subscriber that the Issuer is relying on an exemption from the requirements to provide the Subscriber with a prospectus and to sell the Securities through a person registered to sell securities under the Securities Act (British Columbia) and, as a consequence of acquiring the Securities pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (British Columbia), including statutory rights of rescission or damages, will not be available to the Subscriber.

                             ANNEX I TO SCHEDULE "D"

                 TO BE COMPLETED BY ONTARIO ACCREDITED INVESTORS

The Subscriber is a resident of or otherwise subject to the securities legislation of Ontario and is an "accredited investor", as such term is defined in Ontario Securities Commission Rule 45-501 - Exempt Distribution ("OSC Rule 45-501"), as at the Closing Date, the Subscriber falls within one or more of the following categories (Please check one or more, as applicable):

[ ]      (a)  a bank listed in Schedule I or II of the Bank Act (Canada), or an authorized foreign bank listed in Schedule III of that Act;

[ ]      (b)  the Business Development Bank incorporated under the Business
              Development Bank Act (Canada);

[ ]      (c)  a loan corporation or trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan
              Companies Act (Canada), or under comparable legislation in any province or territory of Canada;

[ ]      (d)  a co-operative credit society, credit union central, federation of caisses populaires, credit union or league, or regional caisse populaire, or an association under the Cooperative Credit
              Associations Act (Canada), in each case, located in Canada;

[ ]      (e)  a company licensed to do business as an insurance company in any province or territory of Canada;

[ ]      (f)  a subsidiary entity of any person or company referred to in paragraph (a), (b), (c), (d) or (e), where the company owns all of the voting shares of the subsidiary;

[ ]      (g)  a person or company registered under the Securities Act (Ontario)
              or securities legislation in another province or territory of Canada as an adviser or dealer, other than a limited market dealer;

[ ]      (h)  the government of Canada or of any province or territory of
              Canada, or any crown corporation, instrumentality or agency of a Canadian federal, provincial or territorial government;

[ ]      (i)  any Canadian municipality or any Canadian provincial or territorial capital city;

[ ]      (j)  any national, federal, state, provincial, territorial or municipal government of or in any country, or political subdivision of a country, other than Canada, or any instrumentality or agency thereof;

[ ]      (k)  a pension fund that is regulated by either the Office of the
              Superintendent of Financial Institutions (Canada) or a provincial pension commission or similar regulatory authority;

[ ]      (l)  a registered charity under the Income Tax Act (Canada);

[ ]      (m)  an individual who beneficially owns, or who together with a spouse beneficially own, financial assets having an aggregate realizable value that, before taxes but net of any related liabilities (as defined below), exceeds $1,000,000;

[ ]      (n)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of those years and who, in either case, has a reasonable expectation of exceeding the same net income level in the current year;

[ ]      (o)  an individual who has been granted registration under the
              Securities Act (Ontario) or securities legislation in another province or territory of Canada as a representative of a person or company referred to in paragraph (g), whether or not the individual's registration is still in effect;

[ ]      (p)  a promoter of the issuer or an affiliated entity of a promoter of the issuer;

[ ]      (q)  a spouse, parent, brother, sister, grandparent or child of an officer, director or promoter of the issuer;

[ ]      (r)  a person or company that, in relation to the issuer is an affiliated entity or a person or company referred to in clause (c) of the definition of distribution in subsection 1(1) of the Securities Act (Ontario);

[ ]      (s)  an issuer that is acquiring securities of its own issue;

[ ]      (t)  a company, limited liability company, limited partnership, limited liability partnership, trust or estate, other than a mutual fund or non-redeemable investment fund, that had net assets of at least $5,000,000 as reflected in its most recently prepared financial statements;

[ ]      (u)  a person or company that is recognized by the Commission as an accredited investor;

[ ]      (v)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities only to persons or companies that are accredited investors;

[ ]      (w)  a mutual fund or non-redeemable investment fund that, in Ontario, distributes its securities under a prospectus for which a receipt has been granted by the Director or, if it has ceased distribution of its securities, has previously distributed its securities in this manner;

[ ]      (x)  a fully managed account if it is acquiring a security that is not a security of a mutual fund or non-redeemable investment fund;

[ ]      (y)  an account that is fully managed by a trust corporation registered under the Loan and Trust Corporations Act (Ontario) or under the Trust and Loan Companies Act (Canada), or under comparable legislation in any other jurisdiction;

[ ]      (z)  an entity organized outside of Canada that is analogous to any of the entities referred to in paragraphs (a) through (g) and paragraph (k) in form and function; and

[ ]      (aa) a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, are persons or companies that are accredited investors.

For the purposes hereof, the following definitions are included for convenience:

            "COMPANY" means any corporation, incorporated association, incorporated syndicate or other incorporated organization;

            "ENTITY" means a company, syndicate, partnership, trust or unincorporated organization;

            "FINANCIAL ASSETS" means cash, securities, or any contract of insurance or deposit or evidence thereof that is not a security for the purposes of the Securities Act (Ontario);

            "FULLY MANAGED ACCOUNT" means an investment portfolio account of a client established in writing with a portfolio adviser who makes investment decisions for the account and has full discretion to trade in securities of the account without requiring the client's express consent to a transaction;

            "MUTUAL FUND" includes an issuer of securities that entitle the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

            "NON-REDEEMABLE INVESTMENT FUND" means an issuer

            (a) whose primary purpose is to invest money provided by its security holders;

            (b) that does not invest for the purpose of exercising effective control, seeking to exercise effective control, or being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds; and

            (c)   that is not a mutual fund;

            "PERSON" means an individual, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative;

            "PORTFOLIO ADVISER" means

            (a)   a portfolio manager;

            (b) a broker or investment dealer exempted from registration as an adviser under subsection 148(1) of the regulation made under the Securities Act (Ontario) if that broker or investment dealer is not exempt from the by-laws or regulations of The Toronto Stock Exchange or the Investment Dealers' Association of Canada referred to in that subsection;

            "RELATED LIABILITIES" means liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets and liabilities that are secured by financial assets;

            "SPOUSE", in relation to an individual, means another individual to whom that individual is married, or another individual of the opposite sex or the same sex with whom that individual is living in a conjugal relationship outside marriage;

In OSC Rule 45-501 a person or company is considered to be an affiliated entity of another person or company if one is a subsidiary entity of the other, or if both are subsidiary entities of the same person or company, or if each of them is controlled by the same person or company.

In OSC Rule 45-501 a person or company is considered to be controlled by a person or company if

      (a)   in the case of a person or company,

            (i) voting securities of the first-mentioned person or company carrying more than 50 percent of the votes for the election of directors are held, otherwise than by way of security only, by or for the benefit of the other person or company, and

            (ii) the votes carried by the securities are entitled, if exercised, to elect a majority of the directors of the first-mentioned person or company;

      (b) in the case of a partnership that does not have directors, other than a limited partnership, the second-mentioned person or company holds more than 50 percent of the interests in the partnership; or

      (c) in the case of a limited partnership, the general partner is the second-mentioned person or company.

In OSC Rule 45-501 a person or company is considered to be a subsidiary entity of another person or company if

      (a)   it is controlled by,

            (i)   that other, or

            (ii) that other and one or more persons or companies each of which is controlled by that other, or

            (iii) two or more persons or companies, each of which is controlled by that other, or

      (b) it is subsidiary entity of a person or company that is the other's subsidiary entity.

                            ANNEX II TO SCHEDULE "D"

      TO BE COMPLETED BY BRITISH COLUMBIA, ALBERTA, SASKATCHEWAN, MANITOBA, NEWFOUNDLAND AND LABRADOR, NOVA SCOTIA AND PRINCE EDWARD ISLAND ACCREDITED
                                    INVESTORS

The Subscriber and any beneficial subscriber are each a resident of or otherwise subject to the securities legislation of British Columbia, Alberta, Saskatchewan, Manitoba, Newfoundland and Labrador, Nova Scotia and Prince Edward Island and is an "accredited investor", as such term is defined in MI-45-103, as at the Closing Date, and the Subscriber and any beneficial subscriber, as applicable, falls within one or more of the following categories (Please check one or more, as applicable):

[ ]      (a)  a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada);

[ ]      (b)  the Business Development Bank of Canada incorporated under the
              Business Development Bank of Canada Act (Canada);

[ ]      (c)  an association under the Cooperative Credit Association Act
              (Canada) located in Canada or a central cooperative credit society for which an order has been made under subsection 473(1) of that Act;

[ ]      (d)  a "subsidiary" (within the meaning of that expression as used in applicable securities laws) of any person or company referred to in paragraphs (a) to (c), if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

[ ]      (e)  a person or company registered under the securities legislation, or under the securities legislation of jurisdiction of Canada, as an adviser or dealer, other than a limited market dealer registered under the Securities Act (Ontario) or the Securities
              Act (Newfoundland and Labrador);

[ ]      (f)  an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in paragraph
              (e);

[ ]      (g)  the government of Canada or a province or territory of Canada, or any crown corporation or agency or wholly-owned entity of the government of Canada or a province or territory of Canada;

[ ]      (h)  a municipality, public board or commission in Canada;

[ ]      (i)  any national, federal, state, provincial, territorial or municipal government of or in any country other than Canada (or a political subdivision thereof), or any agency of that government;

[ ]      (j)  a pension fund that is regulated by either the Office of the
              Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a province or territory of Canada;

[ ]      (k)  an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000;

[ ]      (l)  an individual whose net income before taxes exceeded $200,000 in each of the two most recent years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent years and who, in either case, reasonably expects to exceed that net income level in the current year;

[ ]      (m)  a person or company other than a mutual fund or non-redeemable investment fund, that either alone or with a spouse has net assets of at least $5,000,000, and unless the person or company is an individual, the amount is shown on its most recently prepared financial statements;

[ ]      (n)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, distributes its securities only to persons or companies that are accredited investors;

[ ]      (o)  a mutual fund or non-redeemable investment fund that, in the local jurisdiction, is distributing or has distributed its securities under one or more prospectuses for which the regulator has issued receipts;

[ ]      (p)  a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation of a province or territory of Canada or a country other than Canada, trading as a trustee or agent on behalf of a "fully managed" account (within the meaning of that expression as used in applicable securities laws);

[ ]      (q)  a person or company trading as agent on behalf of a fully managed account if that person or company is registered or authorized to carry on business under the securities legislation of a province or territory of Canada or a country other than Canada as a portfolio manager or under an equivalent category or adviser or is exempt from registration as a portfolio manager or the equivalent category of adviser;

[ ]      (r)  a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an "eligibility adviser" (as defined in MI 45-103) or other adviser registered to provide advice on the securities being traded;

[ ]      (s)  an entity organized in a country other than Canada (or a political subdivision thereof) that is analogous to any of the entities referred to in paragraphs (a) through (e) and paragraph (j) in form and function; or

[ ]      (t)  a person or company in respect of which all of the owners of interests, direct or indirect, legal or beneficial, except the voting securities required by law to be owned by the directors, are persons or companies that are "accredited investors" (as defined in MI 45-103);

For the purposes hereof, the following definitions are included for convenience:

           "AFFILIATE" means an issuer connected with another issuer because

                  (a)   one of them is the subsidiary of the other, or

                  (b) each of them is controlled by the same person or company;

           "BENEFICIAL OWNERSHIP" of securities by a person occurs

            (A) for the purposes of Saskatchewan, British Columbia, Nova Scotia, Newfoundland and Labrador and Prince Edward Island securities law, when such securities are beneficially owned by

                  (a)   an issuer controlled by that person, or

                  (b) an affiliate of that person or an affiliate of an issuer controlled by that person;

            (B) for the purposes of Alberta securities law, when such securities are beneficially owned by

                  (a) a company controlled by that person or an affiliate of that company,

                  (b)   an affiliate of that person, or

                  (c) through a trustee, legal representative, agent or other intermediary of that person;

            "CANADIAN FINANCIAL INSTITUTION" means a bank, loan corporation, trust company, insurance company, treasury branch, credit union or caisse populaire that, in each case, is authorized to carry on business in Canada or a jurisdiction, or the Confederation des caisses populaires et d'economie Desjardins du Quebec;

            "CONTROL" occurs if

            (A)   for the purposes of British Columbia securities law,

                  (a) voting securities of a first party (person or company) are held, other than by way of security only, by or for the benefit of a second party (person or company), and

                  (b) the voting rights attached to those voting securities are entitled, if exercised, to elect a majority of the directors of the first party; and

            (B) for the purposes of Alberta, Saskatchewan, Nova Scotia, Newfoundland and Labrador and Prince Edward Island securities law,

                  (a) voting securities of a first party (person or company) carrying more than 50% of the votes that may be cast to elect directors are held, other than for the purpose of giving collateral for a bona fide debt, by or for the benefit of a second party (person or company); and

                  (b) the votes carried by the securities referred to in (a) are sufficient, if exercised, to elect a majority of the board of directors of the first party; and

            1.    for the purposes of Manitoba securities law,

                  2. voting securities of a first party company carrying more than 50% of the votes that may be cast to elect directors are held, other than for the purpose of giving collateral for a bona fide debt, by or for the benefit of a second party person or company or by or for the benefit of those other companies; and

                  3. the votes carried by the securities referred to in (a) are sufficient, if exercised, to elect a majority of the board of directors of the first party company.

            "DIRECTOR"

            (A) means for the purpose of British Columbia securities law, a director of a corporation or an individual occupying or performing, with respect to a corporation or any other person, a similar position or similar functions;

            (B) includes for purposes of Alberta, Saskatchewan, Nova Scotia, Newfoundland and Labrador and Prince Edward Island securities law, a person acting in a capacity similar to that of a director of a company; and

            (C) for the purposes of Manitoba law, a person occupying the position of director by whatever name called;

            "FINANCIAL ASSETS" means cash and securities;

            "FOREIGN JURISDICTION" means a country other than Canada or a political subdivision of a country other than Canada;

            "FOUNDER", in respect of an issuer, means a person or company who,

            (A) acting alone, in conjunction or in concert with one or more other persons or companies, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

            (B) at the time of the proposed trade, is actively involved in the business of the issuer;

            "JURISDICTION" means a province or territory of Canada except when used in the term "foreign jurisdiction";

            "LOCAL JURISDICTION" means the jurisdiction in which the applicable securities regulatory authority is situate;

            "MUTUAL FUND" includes an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in a part of the net assets, including a separate fund or trust account, of the issuer of the securities;

            "NON-REDEEMABLE INVESTMENT FUND" means an issuer,

            (A) whose primary purpose is to invest money provided by its security holders,

            (B) that does not invest for the purpose of exercising or seeking to exercise effective control of an issuer or for the purpose of being actively involved in the management of the issuers in which it invests, other than other mutual funds or non-redeemable investment funds, and

            (C)   that is not a mutual fund;

            "PERSON OR COMPANY" includes

            (A) for the purposes of British Columbia securities law, an individual, corporation, partnership, party, trust, fund, association and any other organized group of persons and the personal or other legal representative of a person to whom the context can apply according to law;

            (B) for the purposes of Alberta, Saskatchewan, Nova Scotia, Newfoundland and Labrador and Prince Edward Island, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or incorporated organization, trust, trustee, executor, administrator or other legal representative; and

            (C) for the purposes of Manitoba securities law, an individual, corporation, partnership, unincorporated or incorporated association, unincorporated or incorporated syndicate, unincorporated or incorporated organization, unincorporated trust, trustee, executor, administrator and other legal personal representative;

            "RELATED LIABILITIES" means

                  (a) liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets, or

                  (b)   liabilities that are secured by financial assets;

            "SECURITIES LEGISLATION" means

            (A) for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission,

            (B) for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission, and

            (C) for other Canadian jurisdictions, such other statutes and instruments as are listed in Appendix B of National Instrument 14-101 - Mutual Funds - Definitions and Interpretation;

            "SECURITIES REGULATORY AUTHORITY" means

            (A)   the British Columbia Securities Commission,

            (B)   the Alberta Securities Commission,

            (C)   the Saskatchewan Financial Services Commission, and

            (D) in respect of any local jurisdiction other than Alberta or British Columbia, means the securities commission or similar regulatory authority listed in Appendix C of National Instrument 14-101 - Definitions;

            "VOTING SECURITY" means any security which:

                  (a)   is not a debt security; and

                  (b) carries a voting right either under all circumstances or under some contingency that has occurred and is continuing.

            BRITISH COLUMBIA SPECIFIC DEFINITIONS

            "SPOUSE", means, for the purposes of British Columbia securities law, a person who

                  (a) is married to another person and is not living separate and apart, within the meaning of the Divorce Act (Canada), from the other person, or

                  (b) is living and cohabitating with another person in a marriage-like relationship, including a marriage-like relationship between persons of the same gender.

                            ANNEX III TO SCHEDULE "D"

                       OFFSHORE SYSTEMS INTERNATIONAL LTD.

                                  FORM 45-103F5

                              RISK ACKNOWLEDGEMENT

        SASKATCHEWAN CLOSE PERSONAL FRIENDS AND CLOSE BUSINESS ASSOCIATES

I acknowledge that this is a risky investment:

-     I am investing entirely at my own risk.

- No securities regulatory authority has evaluated or endorsed the merits of these securities.

-     I will not be able to sell these securities for 4 months.

-     I could lose all the money I invest.

- I do not have a 2-day right to cancel my purchase of those securities or the statutory rights of action for misrepresentation I would have if I were purchasing securities under a prospectus.

I am investing $______________________ [total consideration - $1,001 per Unit] in total; this includes any amount I am obliged to pay in future.

I am CLOSE personal friend or CLOSE business associate of__________________ [state name], who is a ___________________[state title - founder, director, senior officer or control person] of__________________ [state name of issuer or its affiliates - if an affiliate state "an affiliate of the issuer" and give the issuer's name].

I acknowledge that I am purchasing based on my close relationship with [state name of founder, director, senior officer or control person] whom I know well enough and for a sufficient period of time to be able to assess her/his capabilities and trustworthiness.

            I ACKNOWLEDGE THAT THIS IS A RISKY INVESTMENT AND THAT I
                       COULD LOSE ALL THE MONEY I INVEST.

___________________________                          ___________________________
Date                                                 Signature of Purchaser

                                                     ___________________________
                                                     Print Name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

                                     WARNING

YOU ARE BUYING EXEMPT MARKET SECURITIES
They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

- the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

- the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

YOU MAY NOT RECEIVE ANY WRITTEN INFORMATION ABOUT THE ISSUER OR ITS BUSINESS If you have any questions about the issuer or its business, ask for written clarification before you purchase the securities. You should consult your own professional advisers before investing in the securities.

YOU WILL NOT RECEIVE ADVICE [Instruction: Delete if sold by registrant]
Unless you consult your own professional advisers, you will not get professional advice about whether the investment is suitable for you.

For more information on the exempt market, refer to the Saskatchewan Financial Services Commission's website at http://www.sfsc.gov.sk.ca.

[Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.]